UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934
Date of Report: August 24, 2023
(Date of earliest event reported)

IDEX CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-10235	36-3555336
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)
3100 Sanders Road, Suite 301
Northbrook, Illinois 60062
(Address of principal executive offices, including zip code)
(847) 498-7070
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	IEX	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 – Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On August 30, 2023, IDEX Corporation (the “Company”) announced the appointment of Allison S. Lausas as interim Chief Financial Officer of the Company, and the resignation of William K. Grogan as the Company’s Senior Vice President and Chief Financial Officer, each effective September 15, 2023. Mr. Grogan is resigning from the Company to pursue a new professional opportunity, and his departure from the Company is not a result of any disagreement with the Company’s independent auditors or any member of management on any matter of accounting principles or practices, financial statement disclosure, or internal controls. The Company has begun a search to consider both internal and external candidates for the Chief Financial Officer role. A copy of the press release announcing Ms. Lausas’ appointment and Mr. Grogan’s resignation is attached hereto as Exhibit 99.1.

Ms. Lausas, 43, has been with the Company for two years serving as Vice President and Chief Accounting Officer, and she will continue to serve in this role during the interim period. Prior to joining the Company, Ms. Lausas held positions of increasing responsibility at SunCoke Energy, Inc. from 2011 to 2021, including most recently as interim Senior Vice President, Chief Financial Officer and Controller. Earlier, she worked for KPMG for nine years, where she developed an extensive business and accounting background. Ms. Lausas received her Bachelor of Science degree in Accountancy, Master of Accounting Science and MBA from Northern Illinois University and is a certified public accountant.

There are no arrangements or understandings between Ms. Lausas and any other person pursuant to which she was appointed as the interim Chief Financial Officer. Ms. Lausas does not have any family relationship with any director or other executive officer of the Company, and there are no transactions in which Ms. Lausas has an interest requiring disclosure under Item 404(a) of Regulation S-K.

In connection with her appointment as the interim Chief Financial Officer, the Compensation Committee of the Board of Directors of the Company approved an award for Ms. Lausas of 2,200 shares of restricted stock. The award is scheduled to cliff vest three years after the grant date, subject to Ms. Lausas’ continued service with the Company, except as otherwise provided in the award agreement.

Item 9.01 – Financial Statements and Exhibits.

(d)    Exhibits

99.1 Press release dated August 30, 2023

104 Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDEX CORPORATION

	By:	/s/ WILLIAM K. GROGAN
William K. Grogan
Senior Vice President and Chief Financial Officer
August 30, 2023